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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            J.P. MORGAN CHASE & CO.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                 13-2624428
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

            270 Park Avenue
              New York, NY                                  10017
(Address of Principal Executive Offices)                 (Zip Code)


If this form relates to the               If this form relates to the
registration of a class of                registration of a class of
securities pursuant to Section 12(b)      securities pursuant to Section 12(g)
of the Exchange Act and is effective      of the Exchange Act and is effective
pursuant to General Instruction           pursuant to General Instruction
A.(c), please check the following         A.(d), please check the following
box. |X|                                  box. |_|

Securities Act registration statement file number to
which this form relates:                                    333-52826
                                                            ---------
                                                            (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                    Name of Each Exchange on Which
          to be so Registered                    Each Class is to be Registered
          -------------------                    ------------------------------
Capped Quarterly Observation Notes Linked to      American Stock Exchange, LLC
 the S&P 500(R)Index due September 22, 2008


Securities to be registered pursuant to Section 12(g) of the Act:

                                (Title of Class)
                                ---------------)
                                      None


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Item 1: Description of Registrant's Securities to be Registered.

     The description under the heading "Description of Debt Securities" relating to the Registrant's debt securities in the prospectus included in the Registrant's Registration Statement on Form S-3 (Registration No. 333- 52826) filed with the Securities and Exchange Commission on June 13, 2001, and the description under the headings "Summary" and "Description of Notes" relating to the Capped Quarterly Observation Notes Linked to the S&P 500(R) Index due September 22, 2008 in the Registrant's preliminary prospectus supplement dated August 11, 2003, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference. For the purpose of this Item 1, any prospectus supplement relating to the Registration Statement and the Capped Quarterly Observation Notes Linked to the S&P 500(R) Index due September 22, 2008 filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference.

Item 2: Exhibits

     The following exhibits have been filed with the Securities and Exchange
Commission:

     3.1 Restated Certificate of Incorporation of J.P. Morgan Chase & Co. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of J.P. Morgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

     3.2 By-laws, amended as of June 20, 2000, of J.P. Morgan Chase & Co. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of J.P. Morgan Chase & Co. (File No. 1-5805) for the year ended December 31, 2000).

     4.1  Form of Global Indexed Linked Note.



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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        J.P. MORGAN CHASE & CO.


                                   By:  /s/ Louis M. Morrell
                                        -------------------------------------
                                        Name:   Louis M. Morrell
                                        Title:  Managing Director

Date: September 15, 2003



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